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                              EMPLOYMENT AGREEMENT

     EMPLOYMENT AGREEMENT entered into as of June 18, 1999 by and between INTERNET FINANCIAL SERVICES INC., a Delaware corporation, with principal offices at 40 Wall Street, New York, New York 10005 ("Employer") and JOSEPH RAMOS, residing at 35 Abbey Road, Manhasset, New York 11030 ("Executive").

                              W I T N E S S E T H :

A. Employer, directly and through its subsidiaries, A.B. Watley, Inc. and Computer Strategies, Inc., is engaged in the business of developing software for, and providing for use by its ultimate customers of, electronic brokerage services and electronic trading programs for use by professional and other retail customers including allowing such customers to trade through their own home or office computers, and services incident thereto, operating a block trading desk and disseminating financial and trading information ("Employer's Business");

B. Employer desires to employ Executive, and Executive desires to accept such employment, on the terms and conditions set forth in this Agreement.

                              W I T N E S S E T H:

    In consideration of the facts mentioned above, and of the covenants and conditions set forth below, the parties agree as follows:

    1.   Employment

         (a) During the Term of Employment as defined in Section 2, Employer agrees to employ Executive as an executive, subject to the direction and control at all times of the Chairman of the Board of Directors and Chief Executive and Chief Operating Officers of Employer and the Board of Directors of Employer. Executive agrees to act in the foregoing capacity, in accordance with the terms and conditions contained in this Agreement. It is anticipated that Executive will have the title of Senior Vice President and Chief Financial Officer of Employer.


         (b) Executive shall devote all of his working time to Employer's Business as conducted from time to time. Executive shall render services, without additional compensation, in connection with the operation of Employer's Business, including activities of affiliates and subsidiaries of the Employer as may exist from time to time, including, without limitation, A.B. Watley, Inc. and Computer Strategies, Inc.

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    2.   Term

    The term of Executive's employment under this Agreement shall commence on the date hereof and end on May 10, 2001 (the "Initial Term"). Thereafter, this Agreement shall be automatically renewed and extended for consecutive one year renewal terms, unless either party sends to the other party a notice of non-renewal at least ninety (90) days prior to the expiration of the Initial Term or any renewal term (the "Renewal Term"). The Initial Term and Renewal Term are subject to earlier termination as set forth in Section
    5. The actual term of employment is defined as "Term of Employment."

    3.   Compensation

    (a) Employer shall pay to Executive an annual base salary of $136,000 per annum. Thereafter, the amount of Executive's annual base salary shall be subject to annual review by the Board of Directors of Employer, provided, however, that in no event shall such base salary be less than $150,000. All payments shall be made in equal monthly installments, in arrears, or such other installments as may be consistent with the payroll practices of Employer for its executives.

    (b) Upon commencement of employment, Executive shall also be issued options at the then-fair market value to purchase 10,000 shares of the common stock of Employer. The issuance, vesting (25% on the first anniversary; 30% on the second anniversary and the balance of 45% on the third anniversary), termination and exercise of any such options are governed by the terms of a separate option agreement that must be signed by Executive prior to the issuance of the aforementioned options.

    (c) Employer's practice is to conduct annual performance and financial reviews of personnel and Employer shall conduct such reviews of Executive's performance for the purpose of determining whether Executive's base salary shall be increased. At such review, the Board of Directors shall determine whether Executive's performance has been satisfactory for the past 12 months; if such is the determination, Executive shall then receive another 10,000 options of the Employer at the then market value with a similar vesting schedule (running from and after the future grant date) as in subparagraph (b) above.

    (d) In addition to the compensation set forth above, Executive shall receive an annual bonus, calculated from the time of employment. The first calculation period ("Calculation Period") shall commence as of the first day of the month in which such employment occurs and end twelve months thereafter, and each Calculation Period shall run for a consecutive twelve month period, following expiration of the prior Calculation Period. Such bonus shall only be due (i) if the Employer, whose determination shall be final, as contained on its internally prepared financial statements, evidences at least a 30% increase in gross revenues during a Calculation Period in excess of the gross revenues for the corresponding twelve month period in the prior year, and (ii) senior management of Employer determines that Executive has made a contribution to such revenue increase. If both preconditions are met, then Executive shall receive a bonus equal to 15% of the base compensation payable to him during such twelve month Calculation Period. If, at the termination or expiration of this Employment Agreement, there is a Calculation Period through the date of termination or expiration of less than twelve months, then the precondition of entitlement to bonus shall first be determined, and, if Executive shall be determined to be entitled to a bonus, the bonus shall be calculated, on a pro rata

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basis, by multiplying the gross revenues or bonus amount, as the case may be, by a fraction whose numerator consists of the number of months from the start of the Calculation Period to the termination or expiration of his employment hereunder, and whose denominator shall be twelve months. It is anticipated that any bonus determination shall be based upon the contributions of Employee to the success of Employer. Any payments to be made under this Section 3(d) shall be paid within 120 days of the end of the Calculation Period for which such incentive bonus relates.

4.  Additional Executive Benefits

    (a) Employer shall reimburse Executive for all expenses reasonably incurred by Executive in connection with the performance of Executive's duties under this Agreement against Executive's pre-submitted documented vouchers for such expenses, which must be approved in writing prior to the incurrence of such expense. It is anticipated that Employer shall establish a reimbursement policy and a budget for expenditures so that the approval procedure will be expedited.

    (b) Executive shall be entitled to reasonable vacation periods each year (which shall be in accordance with Employer's policy for executives) and other general medical and Executive benefit plans (including profit sharing or pension plans) as shall have been established and are continuing for executives of Employer.

5.  Termination

    (a)  Employer may terminate this Agreement for cause."

    (b)  "Cause" within the meaning of this Agreement shall mean any one of:

         (i)    Executive's breach of the provisions of Section 6.

         (ii) Executive's failure or refusal to follow any specific reasonable written directions of the Board of Directors of Employer (which directions include a statement to the effect that failure or refusal to follow such directions shall constitute cause for termination of the employment of Executive hereunder).

         (iii) Executive's failure or refusal to perform Executive's duties in accordance with Section 1 hereof; provided, however, that no discharge "for cause" under this paragraph 5(b)(iii) shall be deemed effective unless Executive shall have first received written notice from the Board of Directors or Chief Executive of Chief Operating Officer of Employer advising Executive of the specific acts or omissions alleged to constitute a failure or refusal to perform Executive's duties, and such failure or refusal continues after Executive shall have had a reasonable opportunity (which shall be defined as a period of time consisting of at least ten (10) days from the date Executive receives said notice) to correct the acts or omissions so complained of.

         (iv) Failure by Executive to comply in any material respect with the terms of this Agreement, if any, or any written policies or directives of the Board as determined by the Board in good faith in its sole discretion, which has not been

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                corrected by Executive within 10 days after written notice from the Employer of such failure.

         (v) Physical incapacity or disability of Executive to perform the services required to be performed under this Agreement. For purposes of this Section 5(b)(v), Executive's incapacity or disability to perform such services for any cumulative period of one hundred twenty (120) days during any twelve-month period, or for any consecutive period of ninety (90) days, shall be deemed "cause" hereunder.

         (vi) Executive is convicted of, pleads guilty to, confesses to any felony or any act of fraud, misappropriation or embezzlement.

         (vii) Executive engages in a fraudulent act or dishonest act to the damage or prejudice of Employer and its affiliates or in conduct or activities damaging to the property, business or reputation of Employer and/or its affiliates, all as determined by the Board in good faith in its sole discretion.

         (viii) If Employer notifies Executive of its election to terminate this Agreement for cause, this termination shall become effective at the time notice is deemed to have been given in accordance with
                Section 9.

         (ix) This Agreement shall automatically terminate upon the death of Executive.

6.  Non-Competition, Non-Solicitation, Non-Disclosure,
    Shop Rights, Insider Trading and Jurisdictional Matters.

    A.   Non-Competition

    As a material inducement to Employer to enter into the Agreement and to perform its obligations hereunder, Executive covenants and agrees that during Executive's period of employment with Employer, and for a period of two (2) years from the date of expiration or termination of such employment (the "Restricted Period"), neither Executive, any of Executive's agents or anyone acting on Executive's behalf, shall directly or indirectly, either as an Executive, employer, agent, investor, principal, partner, shareholder (except as a holder of less than 1% of the issued and outstanding voting stock of a publicly held corporation), corporate officer, director, independent contractor, or in any other individual or representative capacity, engage or participate in engage or participate in any brokerage firm, whose substantial or primary business is online or electronic retail brokerage and trading or a institutional block trading desk, or any division, subsidiary or line of business of any other securities brokerage firm wherein Executive shall be involved with online or electronic brokerage or trading activities or facilities or an institutional block trading desk, in the United States or any foreign country in which Employer has offices at the date of expiration or termination of Executive's employment.

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    B.   Non-Solicitation.

    During the Restricted Period, Executive covenants and agrees that Executive will not, directly or indirectly, either for itself or for any other person or business entity, (i) solicit any Executive of Employer to terminate his employment with Employer or employ such individual during his employment with Employer and for a period of one (1) year after such individual terminates his employment with Employer, or (ii) make any disparaging statements concerning Employer, Employer's business or its officers, directors, or Executives, that could injure, impair or damage the relationships between Employer or Employer's business on the one hand and any of the Executives, customers or suppliers of Employer's business, or any lessor, lessee, vendor, supplier, customer, distributor, Executive or other business associate of Employer's business.

    C.   Non-Disclosure and Non-Use.

         (i) Description of Confidential Information. For purposes of this Section, Confidential Information means any information disclosed during the Restricted Period, which is clearly either marked or reasonably understood as being confidential or proprietary including, but not limited to, information disclosed in discussions between the parties in connection with technical information, data, proposals and other documents of Employer pertaining to its business, products, services, finances, product designs, plans, customer lists, public relations and other marketing information and other unpublished information. Confidential Information shall include all tangible materials containing Confidential Information including, but not limited to, written or printed documents and computer disks and tapes, whether machine or user readable.

         (ii) Standard of Care. Executive shall protect the Confidential Information from disclosure to any person other than other Executives of Employer who have a need to know, by using the same degree of care, but no less than a reasonable degree of care, to prevent the unauthorized use, dissemination, or publication of the Confidential Information as Executive is required to use to protect such Confidential Information.

         (iii) Exclusion. This Section imposes no obligation upon Executive with respect to information that: (a) was in Executive's possession before receipt from Employer; (b) is or becomes a matter of public knowledge through no fault of Executive; (c) is rightfully received by Executive from a third party who does not have a duty of confidentiality; (d) is disclosed under operation of law, except that Executive will disclose only such information as is legally required and give Employer prompt prior notice; or (e) is disclosed by Executive with Employer's prior written consent.

         (iv) Stock Trading. If the information disclosed hereunder is material non-public information about the Employer, then the Executive agrees not to trade in the securities of Employer, including securities of Employer's parent, Internet Financial Services Inc., or in the securities of or any appropriate and relevant third party until such time as no violation of the applicable federal and state securities laws would result from such securities trading.

         (v) Return of Confidential Information. The Executive will immediately destroy or return all tangible material embodying Confidential Information (in any form and including, without limitation, all summaries, copies and excerpts of Confidential Information) upon the earlier of (i) the

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completion or termination of the dealings between the Employer and Executive under the Agreement or (ii) at such time that Employer may so request.

         (vi) Notice of Breach. Executive shall notify Employer immediately upon discovery of any unauthorized use or disclosure of Confidential Information, or any other breach of the Agreement by Executive, and will cooperate with Employer in every reasonable way to help Employer regain possession of Confidential Information and prevents its further unauthorized use.

         (vii) Injunctive Relief. The Executive acknowledges that disclosure or use of Confidential Information in violation of the Agreement could cause irreparable harm to the Employer for which monetary damages may be difficult to ascertain or an inadequate remedy. The Executive therefore agrees that the Employer will have the rights in addition to its other rights and remedies, to seek and obtain injunctive relief from any violation of the Agreement.

         D.   Shop Rights and Inventions, Patents, and Technology.

    Executive shall promptly disclose to Employer any developments, designs, patents, inventions, improvements, trade secrets, discoveries, copyrightable subject matter or other intellectual property conceived, either solely or jointly with others, developed, or reduced to practice by Executive during Executive's Term of Employment in connection with the services performed for Employer (the "Company Developments") and shall treat such information as proprietary to Employer. Executive agrees to assign to Employer any and all of Executive's right, title and interest in the Company Developments and Executive hereby agrees that Executive shall have no rights in the Company Developments. Any and all Company Developments in connection with the services performed for Employer pursuant to the Agreement are "works for hire" created for and owed exclusively by Employer.

7.  Representation and Indemnification by Executive.

    Executive hereby represents and warrants that he is not a party to any agreement, whether oral or written, which would prohibit him from being employed by Employer, and Executive further agrees to, and does hereby, indemnify and hold Employer, its directors, officers, shareholders and agents, harmless from and against any and all losses, cost or expense of every kind, nature and description (including, without limitation, whether or not suit be brought, all reasonable costs, expenses and fees of legal counsel), based upon, arising out of or otherwise in respect of any breach of such representation and warranty.

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8.  Injunctive Relief.

    The parties acknowledge that the services to be rendered hereunder by Executive are special, unique and of extraordinary character, and that in the event of a breach or a threatened breach of Executive of any of Executive's obligations under this Agreement, Employer will not have an adequate remedy at law. Accordingly, in the event of any breach or threatened breach of Executive, Employer shall be entitled to such equitable and injunctive relief as may be available to restrain Executive and any business, firm, partnership, individual, corporation or entity participating in the breach of this agreement. Nothing in this agreement shall be construed as prohibiting Employer from pursing any other remedies available at law or in equity for such breach or threatened breach, including the recovery of damages and the immediate termination of the employment of Executive under this agreement.

9.  Notices.

    All notices shall be in writing and shall be delivered personally (including by courier), sent by facsimile transmission (with appropriate documented receipt thereof), by overnight receipted courier service (such as UPS or Federal Express) or sent by certified, registered or express mail, postage prepaid, to the parties at their address set forth at the beginning of this Agreement with Employer's copy being sent to Employer at its then principal office. Any such notice shall be deemed given when so delivered personally, or if sent by facsimile transmission, when transmitted, or, if mailed, forty-eight (48) hours after the date of deposit in the mail. Any party may, by notice given in accordance with this Section to the other party, designate another address or person for receipt of notices hereunder. Copies of any notices to be given to Employer shall be given simultaneously to: Hartman & Craven LLP, 460 Park Avenue, New York, New York 10022, Attention: Edward I. Tishelman, Esq..

10. Miscellaneous.

         (a) This Agreement shall be governed in all respects, including validity, construction, interpretation and effect, by New York law.

         (b) This Agreement may be amended, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by authorized representatives of the parties or, in the case of a waiver, by an authorized representative of the party waiving compliance. No such written instrument shall be effective unless it expressly recites that it is intended to amend, supersede, cancel, renew or extend this Agreement or to waive compliance with one or more of the terms hereof, as the case may be. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any such right, power or privilege, or any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or in equity.

         (c) If any provision or any portion of any provision of this Agreement or the application of any such provision or any portion thereof to any person or circumstance,


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         shall be held invalid or unenforceable, the remaining portion of such provision and the remaining provisions of this Agreement, or the application of such provision or portion of such provision as is held invalid or unenforceable to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and such provision or portion of any provision as shall have been held invalid or unenforceable shall be deemed limited or modified to the extent necessary to make it valid and enforceable; in no event shall this Agreement be rendered void or unenforceable.

         (d) In view of Employer's need and desire to maintain a proper working environment with suitable demeanor of its Executives and in light of Employer's sensitivity to the views of its customers and potential customers and to regulatory bodies having jurisdiction over Employer's business activities, Employer has instituted a policy of requiring Executives to be subject to, at Employer's sole reasonable discretion, alcohol and drug testing procedures and requirements. Executive specifically consents to the same, agrees to be subject to whatever procedures may now or hereinafter be put in place covering such testing and understands and agrees that Executive's consent to this is a material inducement to Employer to enter into this agreement and to provide for the employment of Executive hereunder.

         (e) The headings to the Sections of this Agreement are for convenience of reference only and shall not be given any effect in the construction or enforcement of this Agreement.

         (f) This Agreement shall inure to the benefit of and be binding upon the successor and assigns of Employer, but no interest in this Agreement shall be transferable in any manner by Executive.

         (g) This Agreement constitutes the entire agreement and understanding between the parties and supersedes all prior discussions, agreements and undertakings, written or oral, of any and every nature with respect thereto.

         (h) This Agreement may be executed by the parties hereto in separate counterparts which together shall constitute one and the same instrument.

         (i) In the event of the termination or expiration of this Agreement, the provisions of Sections 6, 7 and 8 hereof shall remain in full force and effect, in accordance with their respective terms.

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    IN WITNESS WHEREOF, this Agreement has been executed as of the date stated
at the beginning of this Agreement.

                                      INTERNET FINANCIAL SERVICES INC.

                                      By: /s/ Harry Simpson
                                          -----------------
                                      Title: President & Chief Operating Officer

                                      /s/ Joseph Ramos
                                      ----------------
                                      Executive - Joseph Ramos